UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2021
(Date of earliest event reported)

ATLANTIC AVENUE ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Delaware	001-39582	85-2200249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Atlantic Street
Stamford, Connecticut
(Address of principal executive offices, including zip code)

(203) 989-9709
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	ASAQ.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	ASAQ	The New York Stock Exchange
Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ASAQ WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

(a)          On December 23, 2021, the management of Atlantic Avenue Acquisition Corp (the “Company”), and the audit committee of the Company’s board of directors (the “Audit Committee”), after discussions with WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited balance sheet as of October 6, 2020 included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 13, 2020 (the “Post IPO Balance Sheet”), (ii) audited financial statements as of and for the period from July 27, 2020 (inception) through December 31, 2020 included in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC June 15, 2021 (“Amendment No. 1 to Form 10-K”), (iii)  unaudited interim financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 28, 2021, (iv) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2021 and (v) unaudited interim financial statements as of and for the three and nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021 (collectively, the “Affected Periods”), in each case, should no longer be relied upon due to a reclassification of the Company’s temporary and permanent equity and resulting restatement of the initial carrying value of the Company’s Class A common stock subject to possible redemption (and related changes). The reclassification has resulted from a determination by the Company’s management that the Class A common stock issued in connection with its initial public offering (“Initial Public Offering”) can be redeemed or become redeemable subject to the occurrence of future events considered to be outside of the Company’s control. Therefore, the Class A common stock subject to possible redemption should be valued at $10.00 per share and should not take into account the fact that a redemption of Class A ordinary shares cannot result in net tangible assets being less than $5,000,001.

As such, the Company will restate its financial statements for the Affected Periods (i) for the Post IPO Balance Sheet and the audited financial statements included in Amendment No. 1 to Form 10-K in an amendment No. 2 to Form 10-K/A (“Amendment No. 2 to Form 10-K/A”) and (ii) for the unaudited interim financial statements for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021 in an Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 to be filed with the Securities and Exchange Commission (“Amendment No. 1 to Q3 Form 10-Q”). The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that in light of the misclassification described above a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in Amendment No. 2 to Form 10-K/A and Amendment No. 1 to Q3 Form 10-Q to be filed with the SEC.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with Withum, the Company’s independent accountant.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement and the filing of Amendment No. 2 to Form 10-K/A and Amendment No. 1 to Q3 Form 10-Q.  These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Avenue Acquisition Corp

December 23, 2021	By:	/s/ Barry Best
	Name:	Barry Best
	Title:	Chief Financial Officer